UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2020

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020, Duos Technologies Group, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). The Company’s current Chief Executive Officer, Charles P. Ferry, and Edmund L. Harris were elected to begin serving on the Board of Directors.

The relevant information in Item 5.07 on this Current Report on Form 8-K, is incorporated herein by reference.

Election of Charles P. Ferry to the Board of Directors

Charles P. Ferry, age 54.

Mr. Ferry combines over three years of experience in the energy industry and seven years in the defense contracting industry following 26 years of active duty service in the United States Army. Previously, Mr. Ferry had been involved in two companies in the defense industry holding positions including Director, Business Development and Operations; Vice President of Operations; and General Manager. From 2018 through 2020, Mr. Ferry was the Chief Executive Officer for APR Energy, a global fast-track power company. Prior to this, Mr. Ferry was the President and Chief Operating Officer of APR Energy from 2016 to 2018. From 2014 to 2016, Mr. Ferry was the General Manager for ARMA Global Corporation, a wholly owned subsidiary of General Dynamics, a defense contracting company that delivered Information Technology engineering, services, and logistics. Mr. Ferry was the Vice President of ARMA Global Corporation from 2010 to 2014 before being acquired by General Dynamics. From 2009 to 2010, Mr. Ferry was the Director, Business Development and Operations of Lockheed-Martin. Mr. Ferry has an undergraduate degree from Brigham Young University.

Family Relationships

Mr. Ferry does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Ferry reportable under Item 404(a) of Regulation S-K.

Election of Edmond L. Harris to the Board of Directors

Edmond L. Harris, age 71.

Between January 2018 and August 2020, Mr. Harris served as Executive Vice President of Operations of CSX Corporation. From April 2010 until his retirement in April 2011, Mr. Harris served as Executive Vice President and Chief Operating Officer at Canadian Pacific Limited and Canadian Pacific Railway Company. He served as Executive Vice President of Operations at Canadian National Railway Company (“CN”) from March 2005 to January 2007, as its Senior Vice President of Operations from July 2003 to March 2005, and as Chief Transportation Officer from January 2001 to June 2003. Mr. Harris also held various key operating positions at Illinois Central Railroad prior to its acquisition by CN. At Illinois Central Railroad and CN, Mr. Harris worked closely with E. Hunter Harrison, the Company’s former President and Chief Executive Officer, to implement the Precision Scheduled Railroad model. Mr. Harris has also served as an independent rail operations consultant providing advice to various rail shippers and railroads, including CSX, from June 2007 to March 2010, and again following his retirement from Canadian Pacific Limited and Canadian Pacific Railway Company in April 2011. Mr. Harris retired from CSX on August 1, 2020.

Family Relationships

Mr. Harris does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Harris reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

As an independent director of the Company, Mr. Harris is entitled to receive $15,000 per annum in compensation for his services, to be paid in accordance with the Company’s practices.

Item 5.07 Results of Operations and Financial Condition.

On November 19, 2020, the Company held its Annual Meeting. Greater than 50% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below. With respect to the election of Kenneth Ehrman, Charles P. Ferry, Ned Mavrommatis, Blair M. Fonda and Edmond L. Harris as directors to each serve as directors on the Board until the next annual meeting or until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/ Withheld	Abstentions	Percentage Voted in Favor
Election of Kenneth Ehrman	1,642,541	0	161,204	46.472%
Election of Charles P. Ferry	1,801,403	0	2,342	50.966%
Election of Ned Mavrommatis	1,643,394	0	160,351	46.496%
Election of Blair Fonda	1,688,227	0	115,518	47.764%
Election of Edmond L. Harris	1,801,932	0	1,813	50.981%
Ratification of Salberg & Company, P.A, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2020	1,801,314	376	2,055	50.964%

On the basis of the above votes, (i) Kenneth Ehrman, Charles P. Ferry, Ned Mavrommatis, Blair Fonda and Edmond L. Harris were elected as members of the Board; and (ii) the proposal to ratify the selection of Salberg, as the Company’s independent registered public accountant to audit its consolidated financial statements was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: November 25, 2020	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer